Exhibit 99.1
News Releases
U-Store-It Trust Announces Third Quarter 2006 Financial Results
Cleveland, Ohio, November 6, 2006 — U-Store-It Trust (the “Company”) (NYSE:YSI), today announced operating results for the three months ended September 30, 2006.
The Company reported a net loss of $1.9 million or $(0.03) per share for the quarter ended September 30, 2006, compared to net income of $1.7 million or $0.04 per share for the third quarter of 2005.
The 399 owned facilities containing 25.4 million net rentable square feet had a physical occupancy at September 30, 2006 of 80.0% and an average physical occupancy for the quarter of 81.1%. This compares to an average physical occupancy of the 383 facilities owned at June 30, 2006 of 81.2%. The Company’s in place annual rent per square foot of $12.23 represents an increase of 14.6% over the third quarter of 2005.
Funds from Operations (“FFO”):
Adjusted to give effect to the following charges, FFO attributable to common shareholders for the third quarter of 2006 was $15.3 million, or $0.27 per share. This amount is most directly comparable to the Company’s previously articulated third quarter FFO forecast of $0.24 — $0.26 per share and compares to $11.6 million or $0.31 per share for the third quarter of 2005. After giving effect to the following adjustments the Company reported FFO of $13.0 million or $0.23 per share which is comparable to the Company’s previous guidance of $0.19 — $0.22 per share.
In our financial forecast for the third quarter, the Company estimated it would incur approximately $2.6 to $2.8 million of charges related to the implementation of our business plan. During the quarter we incurred actual severance and other costs related to our reorganization efforts totaling approximately $2.6 million. Of this amount, included in General and Administrative costs is approximately $2.2 million, representing $1.6 million of cash severance and approximately $0.6 million of accelerated vesting of equity awards and other non-cash charges. These primarily related to obligations under employment agreements that had been entered into prior to the second quarter of this year. The Company also incurred a charge of approximately $0.3 million for the write-off of a property management system that was replaced by the Centershift Store system during the quarter.
Implementation of Staff Accounting Bulletin No. 108:
In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 provides guidance on the consideration of effects of the prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. Adjustments made under this pronouncement are reflected on the opening balance of shareholders’ equity in the year of adoption. SAB 108 also requires the adjustment of any prior quarterly financial statements within the fiscal year of adoption for the effects of such errors on the quarters when the information is next presented. Such adjustments do not require previously filed reports with the SEC to be amended.
Effective September 30, 2006 the Company early adopted SAB 108. In accordance with SAB 108, the Company has adjusted its opening shareholders’ equity for fiscal 2006 and its financial results for the first two quarters of fiscal 2006 (included in the nine months ended September 30, 2006 in the accompanying condensed consolidated financial statements) for the items described below.
    Loan Procurement Costs
The Company adjusted its opening shareholders’ equity for 2006 and its financial results for the first two quarters of 2006 to reflect a change in amortization period of certain loan procurement costs, associated with debt instruments with increasing interest rates. The loan procurement costs were being amortized over a period inconsistent with the determination of the debt instruments’ interest cost. Subsequent to the end of the third quarter of 2006, the related debt instruments were repaid without any penalty.
    Rental Income
The Company adjusted its opening shareholders’ equity for 2006 and its financial results for the first two quarters of 2006 for adjustments to certain tenant receivable transactions. During the second quarter 2006, the Company identified an immaterial accounting error related to certain tenant receivable transactions. The misstatement related to the period in which certain tenant revenue was recognized.
    Workers Compensation Expense
The Company adjusted its opening shareholders’ equity for 2006 and its financial results for the first two quarters of 2006 to reflect adjustments to its liability in excess of its deposit premium for workers compensation insurance.
The impact of each of the items noted above on fiscal 2006 opening shareholders’ equity is reflected in the attached unaudited Condensed Consolidated Balance Sheet and the impact on rental income and net income/(loss) for the nine months ended September 30, 2006 is reflected in the attached Condensed Consolidated Statements of Operations.

There was no impact from the implementation of SAB 108 on the third quarter results of operations of the Company.
Same-store Results:
During the third quarter, in place annual rent per square foot of the 199 same-store facilities grew 10.3% to $12.99 compared to $11.78 during the third quarter of 2005. The same-store realized annual rent per square foot grew 6.1% to $10.97 from the $10.34 realized during the third quarter of 2005. The same-store facilities average occupancy for the third quarter of 2006 was 82.0% as compared to 83.8% for the same quarter of last year. Same-store revenues grew 3.8% for the third quarter of 2006 over the same quarter of the prior year.
Sequentially, the same-store facilities experienced an average physical occupancy for this quarter of 82.0% compared to 82.3% for the second quarter of 2006, and the in place annual rent per square foot grew 5.2% from the second quarter of 2006.
Same-store operating expense comparisons are impacted by an item in the third quarter of 2005 when the Company adjusted the estimate of its full year property tax expense, resulting in an approximately $1.1 million reduction in this expense compared to the expense recognized in the second quarter of 2005. The 17.9% increase in same-store operating expenses reflects the impact of this item. Adjusting for the effect of this item, same-store operating expenses grew 5.4%, or approximately $550 thousand, for the third quarter of 2006 over the third quarter of 2005.
The 199 same-store facilities contain approximately 12.9 million net rentable square feet, representing approximately 50.7% of the aggregate net rentable square feet of the Company’s 399 owned facilities at September 30, 2006. These same-store facilities represent approximately 55.4% of property net operating income for the quarter ended September 30, 2006.
Chief Executive Officer and President Dean Jernigan commented, “When I first joined the Company in late April of this year, I articulated a plan that included the overhaul of the management team and the replacement of our property management operating system, which I expected to have completed by year-end. I am delighted to report that the plan has now been accomplished, and that we have a two-month head start on maximizing income and reducing expenses for 2007. The third quarter came in about as expected and we look forward to getting 2006 behind us. We are excited about the prospects for our Company in 2007.”
Asset Acquisition Activity:
During the third quarter of 2006 the Company completed the acquisition of sixteen facilities with an aggregate of 1.2 million net rentable square feet, for a total cost of approximately $84.0 million including the assumption of $14.0 million of debt. At

November 6, 2006, the Company is under contract to acquire three additional facilities with an aggregate of 239,000 net rentable square feet for an aggregate cost of approximately $19.2 million. The Company’s unsecured credit facility was used to fund the cash portion of the acquisitions and it is anticipated that it will be used to fund the acquisitions under contract, although each of these pending acquisitions is subject to significant contingencies and there can be no assurance that the facilities will be acquired.
Financing Activities:
Subsequent to the end of the quarter, the Company repaid its 8.16% mortgage and its 7.13% mortgage that had total principal outstanding of approximately $103 million at September 30, 2006. The Company utilized its unsecured credit facility and a $50 million bridge loan to fund the repayments. In November 2006, the Company anticipates closing on a new three year $250 million revolving credit facility and a three year $200 million term loan (the “facilities”). The proceeds of the term loan will be used to repay the bridge loan and to pay down borrowings under the credit facility. The bridge loan is priced at a Libor margin of 1.15% and has a maturity of November 30, 2006. The terms and covenants of the revolving credit facility and the term loan are substantially identical and the company will be able to borrow under the facilities at Libor margins ranging from 1.00% to 1.50% subject to its leverage as calculated under the terms of the facilities. The Company anticipates that its Libor margin at inception of the facilities will be 1.15%.
Fourth Quarter 2006 Financial Outlook
In the fourth quarter of 2006 the Company anticipates incurring approximately $1.0 million of charges to complete the implementation of the business plan. Included in this amount, is a non-cash charge of approximately $0.7 million relating to the write-off of unamortized up-front costs to terminate the existing credit facility and replace it with the facilities described above. The remaining costs relate to the completion of the reorganization and decentralization of the management structure.
Prior to recognizing the costs described above, the Company estimates that its fully diluted FFO per share for the three months ended December 31, 2006 will be between $0.24 and $0.26. Including the impact of the above costs, the Company estimates that its FFO per share will be between $0.22 and $0.24 and that its fully diluted loss per share will be between $(0.04) and $(0.02). The Company’s estimate is based on the following key assumptions:
•	Seasonal declines in both the same store and total portfolio occupancy from those levels at September 30, 2006

•	The closing of the credit facilities as outlined in this release

•	General and Administrative expenses of $4.9-$5.0 million

•	Increases in Libor of 25 basis points during the quarter
Chief Financial Officer Christopher Marr said, “We continue to implement our strategy of focusing on our people, systems and processes and making prudent changes where deemed necessary. In the last four months we added key personnel, completed a software implementation and lowered the cost of our short-term borrowing while meeting or exceeding our stated financial goals.”
2007 Financial Outlook
The Company will present its financial outlook for 2007 in an announcement it intends to make in January, following the completion of its strategic review and budget process.
Distributions
On November 3, 2006 the Board of Directors declared a quarterly distribution of $0.29 per share, payable on January 22, 2007 to shareholders of record on January 8, 2007.
Conference Call
Management will host a conference call at 11:00 a.m. EDT on Tuesday November 7, 2006 to discuss financial results for the three months ended September 30, 2006. A live web cast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are (800) 810-0924 for domestic callers and (913) 981-4900 for international callers. The reservation number for both is 4851221. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until November 12, 2006. The replay dial-in number is (888) 203-1112 for domestic callers (719) 457-0820 for international callers. The replay reservation number is 4851221. Supplemental operating and financial data as of September 30, 2006 is available on our corporate website under the heading “Investor Relations and Corporate Information”
About U-Store-It Trust
U-Store-It Trust is a self-administered and self-managed real estates investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.
Non-GAAP Performance Measurements
FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
The Company discloses AFFO, excluding the costs incurred in the three months and nine months ended September 30, 2006 to write off unamortized loan fees associated with the early extinguishment of debt, write off of software costs and severance costs. The Company discloses AFFO due to the significance and infrequent nature of the charges. Given the significance of these charges, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s operating performance measures. AFFO is not and should not be considered an alternative to net income (loss) or cash flows from operating, investing, or financing activities as defined by GAAP.
Net operating income, which we refer to as “NOI,” is defined as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, other depreciation and general and administrative expense, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.
Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.
Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.
Contact:
  U-Store-It Trust
  Christopher P. Marr
  Chief Financial Officer
  (440) 234-0700

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

	September 30,	December 31,
(Dollars in thousands, except par value amount)	2006	2005

ASSETS
Storage facilities-net	$1,577,971	$1,246,295
Cash and cash equivalents	15,900	201,098
Restricted cash	14,714	14,672
Loan procurement costs — net of amortization	7,541	10,437
Other assets	8,639	8,986

TOTAL ASSETS	$1,624,765	$1,481,488

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Revolving credit facility	$170,500	$—
Loans payable	693,694	669,282
Accounts payable and accrued expenses	22,349	18,928
Distributions payable	18,124	16,624
Deferred revenue	10,365	8,857
Security deposits	682	685

Total liabilities	915,714	714,376
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	58,985	64,108

SHAREHOLDERS’ EQUITY
Common shares $.01 par value, 200,000,000 shares authorized, 57,295,490 and 57,010,162 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	573	570
Additional paid in capital	797,039	793,687
Accumulated deficit	(147,546)	(91,253)

Total shareholders’ equity	650,066	703,004

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,624,765	$1,481,488

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars and shares in thousands, except per share data)	2006	2005	2006	2005

REVENUES:
Rental income	$52,562	$38,561	$147,444	$97,638
Other property related income	3,844	2,742	10,563	7,164

Total revenues	56,406	41,303	158,007	104,802
OPERATING EXPENSES:
Property operating expenses	21,978	14,651	61,792	37,426
Property operating expenses — related party	15	11	47	46
Depreciation	16,405	10,868	46,811	27,633
Asset write-off	307	—	307	—
General and administrative	7,289	3,494	16,810	9,444
General and administrative — related party	73	192	523	496

Total operating expenses	46,067	29,216	126,290	75,045
OPERATING INCOME	10,339	12,087	31,717	29,757
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(12,009)	(9,706)	(32,986)	(22,655)
Loan procurement amortization expense	(529)	(570)	(1,505)	(1,328)
Write-off of loan procurement cost due to early extinguishment of debt	—	—	(1,273)	—
Interest income	95	80	1,138	137
Other	(13)	(31)	(73)	(74)

Total other expense	(12,456)	(10,227)	(34,699)	(23,920)
INCOME (LOSS) BEFORE MINORITY INTERESTS	(2,117)	1,860	(2,982)	5,837
MINORITY INTERESTS	176	(195)	249	(351)

NET INCOME (LOSS)	$(1,941)	$1,665	$(2,733)	$5,486

Basic earnings (loss) per share	$(0.03)	$0.04	$(0.05)	$0.15
Diluted earnings (loss) per share	$(0.03)	$0.04	$(0.05)	$0.15

Weighted-average basic shares outstanding	57,351	37,492	57,308	37,492
Weighted-average diluted shares outstanding	57,351	37,634	57,308	37,554

Distributions declared per common share	$0.29	$0.28	$0.87	$0.84

Same Store Facility Results (199 facilities)

(Dollars in thousands,	Three months ended September 30,		Percent	Nine months ended September 30,		Percent
except for square feet)	2006	2005	Change	2006	2005	Change

Rental income	$29,000	$27,920		$85,677	$82,102
Other operating income	1,299	1,279		3,851	3,820

Total revenues	30,299	29,199	3.8%	89,528	85,922	4.2%

Property operating expenses
Property taxes	3,463	2,117	63.6%	10,177	8,493	19.8%
Personnel expense	3,495	2,914	19.9%	9,634	8,873	8.6%
Advertising	723	811	(10.9)%	2,139	2,005	6.7%
Repair and maintenance	349	281	24.2%	935	650	43.8%
Utilities	1,152	1,117	3.1%	3,478	3,214	8.2%
Property insurance	543	353	53.8%	1,288	1,004	28.3%
Other expenses	1,509	1,628	(7.3)%	4,710	4,515	4.3%

Total property operating expenses	11,234	9,221	21.8%	32,361	28,754	12.5%

Net Operating Income (a)	$19,065	$19,978	(4.6%)	$57,167	$57,168	(0.0%)

Gross margin	62.9%	68.4%		63.9%	66.5%

Period average occupancy (b)	82.0%	83.8%		81.9%	82.7%

Period end occupancy (c)	81.0%	83.6%		81.0%	83.6%

Total net rentable square feet	12,890,822	12,890,822		12,890,822	12,890,822

Realized annual rent per occupied square foot (d)	$10.97	$10.34	6.1%	$10.81	$10.27	5.3%

In place annual rent per square foot (e)	$12.99	$11.78	10.3%	$12.51	$11.64	7.5%
Reconciliation of Same Store Net Operating Income to Operating Income

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Same store net operating income (a)	$19,065	$19,978	$57,167	$57,168
Non same store net operating income (a)	15,348	6,663	39,001	10,162
Depreciation	(16,405)	(10,868)	(46,811)	(27,633)
Asset write-off	(307)	—	(307)	—
General and administrative expense	(7,362)	(3,686)	(17,333)	(9,940)

Operating income	$10,339	$12,087	$31,717	$29,757

a -	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense. Although depreciation and general & administrative expense are operating expenses, we believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI is not a substitute for operating income as determined in accordance with GAAP in evaluating our operating results.
b -	Square foot occupancy represents the weighted average occupancy for the period.
c -	Represents occupancy at September 30.
d -	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
e -	In place annual rent per square foot represents annualized contractual rents per average square feet for the period.

NON-GAAP FINANCIAL MEASURES — COMPUTATION OF
FUNDS FROM OPERATIONS (“FFO”)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars and shares in thousands except per share data)	2006	2005	2006	2005

Net income (loss)	$(1,941)	$1,665	$(2,733)	$5,486
Plus:
Real Estate Depreciation	16,243	10,868	46,339	27,633
Minority Interest	(176)	195	(249)	351

FFO — Operating partnership	$14,126	$12,728	$43,357	$33,470
FFO — Allocable to minority interest	$(1,176)	$(1,173)	$(3,615)	$(2,011)

FFO — Allocable common shareholders	$12,950	$11,555	$39,742	$31,459

Weighted-average diluted shares outstanding (1)	57,431	37,634	57,418	37,554

Funds From Operations per share	$0.23	$0.31	$0.69	$0.84

Reconciliation of Dilutive Income per Share to Funds From Operations per share:

Dilutive income per share	$(0.03)	$0.05	$(0.05)	$0.15
Adjustments:
Real Estate Depreciation	0.29	0.29	0.81	0.74
Funds attributable to minority shareholders	(0.03)	(0.03)	(0.07)	(0.05)

Funds from operations per share	$0.23	$0.31	$0.69	$0.84

(1)	The weighted average number of shares for the three and nine months ended September 30, 2006 include approximately 0.1 million shares related to certain equity awards issued that are dilutive for FFO.

NON-GAAP FINANCIAL MEASURES — COMPUTATION OF
ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars and shares in thousands except per share data)	2006	2005	2006	2005

Net income (loss)	$(1,941)	$1,665	$(2,733)	$5,486
Plus:
Real Estate Depreciation	16,243	10,868	46,339	27,633
Severance Costs and Other	2,289	—	2,289	—
Non-Cash Loan Procurement Cost Write-off	—	—	1,273	—
Non-Cash Software Write-off	307	—	307	—
Minority Interest	(176)	195	(249)	351

AFFO — Operating partnership	$16,722	$12,728	$47,226	$33,470
AFFO — Allocable to minority interest	$(1,393)	$(1,173)	$(3,937)	$(2,011)

AFFO — Allocable common shareholders	$15,329	$11,555	$43,289	$31,459

Weighted-average diluted shares outstanding (1)	57,431	37,634	57,418	37,554

Adjusted Funds From Operations per share	$0.27	$0.31	$0.75	$0.84

Reconciliation of Dilutive Income per Share to Adjusted Funds From Operations per share:

Dilutive income per share	$(0.03)	$0.05	$(0.05)	$0.15
Adjustments:
Real Estate Depreciation	0.28	0.29	0.80	0.74
Severance Costs and Other	0.04	—	0.04	—
Non-Cash Loan Procurement Cost Write-off	—	—	0.02	—
Non-Cash Software Write-off	0.01	—	0.01	—
Funds attributable to minority shareholders	(0.03)	(0.03)	(0.07)	(0.05)

Adjusted funds from operations per share	$0.27	$0.31	$0.75	$0.84

(1)	The weighted average number of shares for the three and nine months ended September 30, 2006 include approximately 0.1 million shares related to certain equity awards issued that are dilutive for AFFO.